As filed with the Securities and Exchange Commission on November 21, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Scholastic Corporation

(Exact name of registrant as specified in its charter)

Delaware	13-3385513
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

557 Broadway, New York, New York	10012
(Address of Principal Executive Offices)	(Zip Code)

SCHOLASTIC CORPORATION 2011 STOCK INCENTIVE PLAN

(Full title of the plan)

Andrew S. Hedden, Esq.

Senior Vice President, General Counsel and Secretary

Scholastic Corporation

557 Broadway

New York, New York 10012

(Name and address of agent for service)

(212) 343-6100

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock ($.01 par value)	2,475,000 shares	$34.41	$85,164,750	$9,896.14

(1)	This Form S-8 Registration Statement relates to 2,475,000 additional shares of Common Stock of the Registrant which may be offered and sold under the Scholastic Corporation 2011 Stock Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Plan by reason of any stock dividend, stick split, recapitalization or other similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee, and pursuant to Rule 457(h) under the Securities Act, computed based upon the average of the high and low prices of the Common Stock reported on the NASDAQ Global Select Market on November 19, 2014.

EXPLANATORY NOTE

On November 30, 2011, Scholastic Corporation (the “Company”) registered 2,100,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to be offered or sold to participants under the Company’s 2011 Stock Incentive Plan (the “Plan”), pursuant to its Form S-8 Registration Statement (File No. 333-178246) (the “Previous Registration Statement”). On September 24, 2014, the holders of the Company’s Class A Stock approved Amendment No. 2 to the Plan to increase the number of shares of Common Stock available for issuance under the Plan by 2,475,000 shares. This Form S-8 Registration Statement registers the 2,475,000 additional shares of Common Stock that may be offered or sold pursuant to the Plan. Accordingly, the contents of the Previous Registration Statement, including periodic reports that the Company filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the Previous Registration Statement, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not required to be filed with this Registration Statement.

1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents which have heretofore been filed by the Company (Commission File No. 000-19860) with the Commission pursuant to the Exchange Act, are incorporated by reference herein and shall be deemed to be a part hereof:

a.	The Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2014;

b.	The Company’s Quarterly Report on Form 10-Q for the quarterly period ending August 31, 2014;

c.	The Company’s Current Reports on Form 8-K filed with the Commission on September 8, 2014, September 26, 2014 and September 30, 2014; and

d.	The description of the Company’s Common Stock, $.01 par value (the “Common Stock”), contained in the Company’s Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the Common Stock offered hereby has been sold or which deregisters all Common Stock then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents; provided, however, that the Company is not incorporating by reference any information furnished under Item 2.02 or Item 701 of any Current Report on Form 8-K, unless, and to the extent, specified in any such Current Report on Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall only be deemed to be part of this Registration Statement as so modified or superseded.

Item 8.	Exhibits

The following is a list of exhibits filed or incorporated by reference as part of this registration statement.

4.1	Scholastic Corporation 2011 Stock Incentive Plan (incorporated by reference to the Corporation’s Quarterly Report on Form 10-Q as filed with the SEC on December 22, 2011, SEC File No. 000-19860).

4.2	Amendment No. 1 to the Scholastic Corporation 2011 Stock Incentive Plan (incorporated by reference to the Corporation’s Annual Report on Form 10-K as filed with the SEC on July 29, 2013, SEC File No. 000-19860).

4.3	Amendment No. 2 to the Scholastic Corporation 2011 Stock Incentive Plan.

5	Opinion of Baker & McKenzie LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Baker & McKenzie LLP (included in Exhibit 5).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 21, 2014.

SCHOLASTIC CORPORATION

By:	/s/ Richard Robinson
Richard Robinson
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Robinson his or her true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary and requisite to be done, as fully and to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Robinson Richard Robinson	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	November 21, 2014

/s/ Maureen O’Connell Maureen O’Connell	Executive Vice President, Chief Administrative Officer and Chief Financial Officer (Principal Accounting Officer)	November 21, 2014

/s/ Kenneth J. Cleary Kenneth J. Cleary	Senior Vice President, Chief Accounting Officer	November 21, 2014

/s/ James W. Barge James W. Barge	Director	November 21, 2014

/s/ Marianne Caponnetto Marianne Caponnetto	Director	November 21, 2014

/s/ John L. Davies John L. Davies	Director	November 21, 2014

/s/ Andrew S. Hedden Andrew S. Hedden	Director	November 21, 2014

/s/ Mae C. Jemison Mae C. Jemison	Director	November 21, 2014

/s/ Peter M. Mayer Peter M. Mayer	Director	November 21, 2014

/s/ Augustus K. Oliver Augustus K. Oliver	Director	November 21, 2014

/s/ Richard M. Spaulding Richard M. Spaulding	Director	November 21, 2014

/s/ Peter Warwick Peter Warwick	Director	November 21, 2014

/s/ Margaret A. Williams Margaret A. Williams	Director	November 21, 2014

EXHIBIT INDEX

Exhibit No.	Description

4.1	Scholastic Corporation 2011 Stock Incentive Plan (incorporated by reference to the Corporation’s Quarterly Report on Form 10-Q as filed with the SEC on December 22, 2011, SEC File No. 000-19860).

4.2	Amendment No. 1 to the Scholastic Corporation 2011 Stock Incentive Plan (incorporated by reference to the Corporation’s Annual Report on Form 10-K as filed with the SEC on July 29, 2013, SEC File No. 000-19860).

4.3	Amendment No. 2 to the Scholastic Corporation 2011 Stock Incentive Plan.

5	Opinion of Baker & McKenzie LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Baker & McKenzie LLP (included in Exhibit 5